UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 23, 2016

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2016, the Compensation Committee of the Board of Directors of Trinity Capital Corporation (the "Company") approved the grant of restricted stock units ("RSUs") under the Company's shareholder-approved 2015 Long-Term Incentive Plan to John S. Gulas, the Company's Chief Executive Officer and President and the Chief Executive Officer and President of Los Alamos National Bank ("LANB"), the Company's wholly owned bank subsidiary, Rodney Pittman, the Chief Administrative Officer of LANB, and Daniel Thompson, the Chief Financial Officer of the Company and LANB, in the following amounts:

Name	Number of RSUs
Mr. Gulas	19,800
Mr. Pittman	8,453
Mr. Thompson	9,926

Each RSU represents the right to receive one share of the Company's common stock upon vesting as well as dividend equivalent payments during the vesting period.  One-third of each award will vest 12 months following the grant date, provided net income for LANB is in excess of $1.00 for the year ended 2016; one-third of each award will vest 24 months following the grant date, provided net income for LANB is in excess of $1.00 for the year ended 2017; and the final one-third of each award will vest 36 months following the grant date, provided net income for LANB is in excess of $1.00 for the year ended 2017.

The form of RSU agreement is attached as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Exhibits.

99.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: February 29, 2016	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President